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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in each Registration Statement of CLARCOR Inc. on Form S-8 (file numbers 33-5456, 33-38590, 33-39374, 33-53763 and 33-53899) of our reports dated January 8, 1999, on our audits of the consolidated financial statements of CLARCOR Inc. and Subsidiaries as of November 30, 1998 and 1997 and for the years ended November 30, 1998, 1997 and 1996, and the financial statement schedule for the years ended November 30, 1998, 1997, and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                         PricewaterhouseCoopers LLP

Chicago, Illinois
February 18, 1999